Echo Therapeutics Announces NASDAQ Listing

Shares to begin trading on Wednesday, June 29, 2011

PHILADELPHIA, June 28, 2011 /PRNewswire/ -- Echo Therapeutics, Inc. (OTCBB: ECTE), a company developing its needle-free Symphony™ tCGM System as a non-invasive, wireless, transdermal continuous glucose monitoring system and its Prelude™ SkinPrep System for transdermal drug delivery, is pleased to announce that its common shares have been approved for listing on the NASDAQ Capital Market.

Echo expects its shares to begin trading on NASDAQ on Wednesday, June 29, 2011. The Company will continue to trade under the ticker symbol "ECTE."

"The move to NASDAQ is a significant milestone for Echo and underscores our commitment to grow the value of our company and strengthen our shareholder base," said Patrick T. Mooney, M.D., Chairman and CEO of Echo Therapeutics.  "As we continue to build on the positive momentum generated throughout this year, we are very pleased to begin trading on NASDAQ and believe it will provide more liquidity for our current stockholders and increase visibility to the investment community.  We anticipate being able to leverage the strong fundamentals of the Company with the increased visibility that NASDAQ will provide in order to maximize shareholder value over the short and long-term."

"We welcome Echo Therapeutics, Inc. to the NASDAQ family of listed healthcare companies," commented Robert H. McCooey, Jr., Senior Vice President of New Listings and Capital Markets, NASDAQ OMX.  "Echo embodies the strategic vision and innovative thinking that characterizes our listed companies. We congratulate Echo on its listing on the NASDAQ Capital Market and look forward to supporting their continued success."

About Echo Therapeutics

Echo is developing the Symphony tCGM System as a non-invasive, wireless, transdermal continuous glucose monitoring system for patients with diabetes and for use in hospital critical care units. Echo is also developing its needle-free Prelude SkinPrep System as a platform technology for enhanced skin permeation for delivery of topical pharmaceuticals.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to regulatory approvals and the success of Echo's and its partners' ongoing studies, including the efficacy of Echo's Symphony tCGM and Prelude SkinPrep Systems, the failure of future development and preliminary marketing efforts related to Echo's Symphony tCGM and Prelude SkinPrep Systems, Echo's ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Echo's and its partners' ability to develop, market and sell diagnostic and transdermal drug delivery products based on its skin permeation platform technologies, including the Symphony tCGM and Prelude SkinPrep Systems, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to its Symphony tCGM and Prelude SkinPrep Systems. These and other risks and uncertainties are identified and described in more detail in Echo's filings with the Securities and Exchange Commission, including, without limitation, its annual report on Form 10-K for the year ended December 31, 2010, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Echo undertakes no obligation to publicly update or revise any forward-looking statements.

For More Information:
Patrick T. Mooney, M.D.	Media: Richard Stern
Chairman and Chief Executive Officer	Stern & Co.
(215)717-4100	(212) 888-0044

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SOURCE Echo Therapeutics, Inc.